UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

First Capital Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4222 Cox Road, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) of First Capital Bancorp, Inc. (the “Company”) amends the Current Report on Form 8-K filed by the Company at 6:30 a.m., Eastern Time, on November 4, 2015 (the “Original Report”). This Amendment is being filed (i) to check the box on the front cover page to satisfy the Company’s filing obligation for soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, (ii) to revise and provide additional information under Item 5.02 of Form 8-K, and (iii) to add a new Item 8.01. This Amendment should be read in conjunction, and as if filed concurrently, with the Original Report. This Amendment does not reflect events occurring after the filing of the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, the Company announced that John M. Presley, Managing Director and Chief Executive Officer of the Company, has decided to resign as Chief Executive Officer of the Company, effective November 13, 2015, in order to become Chief Executive Officer of Lumber Liquidators Holdings, Inc.

The Company’s Board of Directors has appointed Robert G. Watts, Jr., currently the President and Chief Executive Officer of First Capital Bank, a wholly-owned subsidiary of the Company, as Acting Chief Executive Officer of the Company effective as of November 13, 2015. Mr. Watts, 54, will continue to serve on the Board of Directors of the Company and First Capital Bank. From June 1, 1999 until taking a position with First Capital Bank on December 20, 2000, Mr. Watts was Senior Vice President and Senior Lending Officer of The Bank of Richmond. Mr. Watts will serve as Acting Chief Executive Officer until the earlier of the consummation of the Company’s previously announced merger with Park Sterling Corporation or the appointment of a permanent Chief Executive Officer of the Company.

Item 8.01	Other Events.

On November 4, 2015, the Company issued a press release relating to the resignation of Mr. Presley and the appointment of Mr. Watts. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of First Capital Bancorp, Inc., dated November 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015

FIRST CAPITAL BANCORP, INC.

By:	/s/ John M. Presley
John M. Presley
Chief Executive Officer and
Managing Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of First Capital Bancorp, Inc., dated November 4, 2015.